Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports second quarter 2017 earnings of $0.31 per diluted share; $0.29 per diluted share on a guidance basis

•	Strong second quarter performance driven by continued utility growth and rate relief, as well as Midstream Investments performance

•	CenterPoint Energy reiterates full-year 2017 guidance of $1.25 - $1.33

•	Company continues to target upper end of 4-6% year-over-year earnings growth range for 2018

Houston – Aug. 3, 2017 – CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $135 million, or $0.31 per diluted share, for the second quarter of 2017, compared with a net loss of $2 million, or a loss of $0.01 per diluted share for the same period of the prior year. On a guidance basis, second quarter 2017 earnings were $0.29 per diluted share, consisting of $0.20 from utility operations and $0.09 from midstream investments. Second quarter 2016 earnings on a guidance basis were $0.17 per diluted share, consisting of $0.14 from utility operations and $0.03 from midstream investments.

Operating income for the second quarter of 2017 was $223 million, compared with $182 million in the second quarter of the prior year. Equity income from midstream investments was $59 million for the second quarter of 2017, compared with $31 million for the second quarter of the prior year.

“We are very pleased with strong second quarter results,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “All four of our business segments performed well this quarter.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $164 million for the second quarter of 2017, consisting of $144 million from the regulated electric transmission & distribution utility operations (TDU) and $20 million related to securitization bonds. Operating income for the second quarter of 2016 was $158 million, consisting of $135 million from the TDU and $23 million related to securitization bonds.

Operating income for the TDU benefited primarily from rate relief and customer growth. These benefits were partially offset by higher depreciation and amortization expense, other taxes and lower equity return.

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Natural Gas Distribution

The natural gas distribution segment reported operating income of $37 million for the second quarter of 2017, compared with $20 million for the same period of 2016. Operating income benefited primarily from rate relief, customer growth and favorable usage due to timing of a decoupling adjustment. These benefits were partially offset by higher depreciation and amortization expense and other taxes. In addition, operating income benefited from $10 million of adjustments related to the Texas Gulf rate order, including the recording of a $16 million regulatory asset, and the corresponding reduction in expense, to recover prior post-retirement expenses in future rates, which was partially offset by a $6 million operations and maintenance expense adjustment that is primarily timing related.

Energy Services

The energy services segment reported operating income of $16 million for the second quarter of 2017, which included a mark-to-market gain of $6 million. In comparison, operating income for the same period in 2016 was $-0- , which included a mark-to-market loss of $7 million. Excluding mark-to-market adjustments, operating income was $10 million for the second quarter of 2017, compared with $7 million for the same period in 2016. The $3 million increase in operating income was primarily due to an increase in throughput and number of customers related to the acquisition of Atmos Energy Marketing in 2017.

Midstream Investments

The midstream investments segment reported $59 million of equity income for the second quarter of 2017, compared with $31 million in the second quarter of the prior year.

Earnings Outlook

On a consolidated basis, CenterPoint Energy reaffirms its earnings estimate for 2017 in the range of $1.25 - $1.33 per diluted share.

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities.

In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance for midstream investments, the company assumes ownership of 54.1 percent of the common and subordinated units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable

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Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2017 dated Aug. 1, 2017, and effective tax rates. The company does not include other potential impacts, such as any changes in accounting standards or Enable Midstream’s unusual items.

	Quarter Ended
	June 30, 2017		June 30, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$135	$0.31	$(2)	$(0.01)
Midstream Investments	(37)	(0.09)	(13)	(0.03)

Utility Operations (1)	98	0.22	(15)	(0.04)

Timing effects impacting CES (2):
Mark-to-market (gains) losses (net of taxes of $3 and $3) (3)	(3)	(0.01)	4	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $7 and $6) (3)(4)	(16)	(0.04)	(14)	(0.03)
Indexed debt securities (net of taxes of $4 and $45) (3)(5)	9	0.03	85	0.20

Utility operations earnings on an adjusted guidance basis	$88	$0.20	$60	$0.14

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$88	$0.20	$60	$0.14
Midstream Investments	37	0.09	13	0.03

Consolidated on a guidance basis	$125	$0.29	$73	$0.17

(1)	CenterPoint Energy earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.
(5)	2016 includes amount associated with the Charter Communications, Inc. and Time Warner Cable Inc. merger

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2017. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thurs., Aug. 3, 2017, at 9:00 a.m. Central time/10:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns 54.1 percent of the common and subordinated units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, please visit www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (9) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital from; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences ; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) the extent and effectiveness of CenterPoint Energy’s risk management and hedging

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activities, including, but not limited to, its financial hedges and weather hedges; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly-owned subsidiary of NRG Energy, Inc., and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy and its subsidiaries, including indemnity obligations; (20) the ability of retail electric providers, including affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control operation and maintenance costs; (23) the investment performance of pension and postretirement benefit plans; (24) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its election to sell the common units it owns in the public equity markets or otherwise, subject to certain limitations) , for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy or Enable Midstream; (25) acquisition and merger activities involving CenterPoint Energy, Enable Midstream or their competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, Enable Midstream’s ability to redeem its Series A Preferred Units in certain circumstances and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rates; (30) tax reform and legislation; (31) the effect of changes in and application of accounting standards and pronouncements; and (32) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and June 30, 2017 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Utility revenues	$1,222	$1,177	$2,768	$2,725
Non-utility revenues	921	397	2,110	833

Total	2,143	1,574	4,878	3,558

Expenses:
Utility natural gas	150	126	600	564
Non-utility natural gas	882	370	2,011	784
Operation and maintenance	535	513	1,095	1,034
Depreciation and amortization	254	289	480	549
Taxes other than income taxes	99	94	195	195

Total	1,920	1,392	4,381	3,126

Operating Income	223	182	497	432

Other Income (Expense):
Gain on marketable securities	23	20	67	110
Loss on indexed debt securities	(13)	(130)	(23)	(186)
Interest and other finance charges	(77)	(86)	(155)	(173)
Interest on securitization bonds	(20)	(23)	(40)	(47)
Equity in earnings of unconsolidated affiliate	59	31	131	91
Other—net	16	14	33	21

Total	(12)	(174)	13	(184)

Income Before Income Taxes	211	8	510	248
Income Tax Expense	76	10	183	96

Net Income (Loss)	$135	$(2)	$327	$152

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Basic Earnings (Loss) Per Common Share	$0.31	$(0.01)	$0.76	$0.35

Diluted Earnings (Loss) Per Common Share	$0.31	$(0.01)	$0.75	$0.35

Dividends Declared per Common Share	$0.2675	$0.2575	0.5350	$0.5150

Weighted Average Common Shares Outstanding (000):
- Basic	430,996	430,653	430,896	430,530
- Diluted	433,797	430,653	433,697	432,973

Operating Income by Segment
Electric Transmission & Distribution:
TDU	$144	$135	$202	$194
Bond Companies	20	23	40	47

Total Electric Transmission & Distribution	164	158	242	241
Natural Gas Distribution	37	20	201	180
Energy Services	16	—	51	6
Other Operations	6	4	3	5

Total	$223	$182	$497	$432

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution

	Quarter Ended June 30,		% Diff Fav/(Unfav)	Six Months Ended June 30,		% Diff Fav/(Unfav)

	2017	2016		2017	2016

Results of Operations:
Revenues:
TDU	$653	$616	6%	$1,215	$1,156	5%
Bond Companies	99	147	(33%)	176	267	(34%)

Total	752	763	(1%)	1,391	1,423	(2%)

Expenses:
Operation and maintenance, excluding Bond Companies	348	330	(5%)	696	659	(6%)
Depreciation and amortization, excluding Bond Companies	103	94	(10%)	199	189	(5%)
Taxes other than income taxes	58	57	(2%)	118	114	(4%)
Bond Companies	79	124	36%	136	220	38%

Total	588	605	3%	1,149	1,182	3%

Operating Income	$164	$158	4%	$242	$241	—

Operating Income:
TDU	$144	$135	7%	$202	$194	4%
Bond Companies	20	23	(13%)	40	47	(15%)

Total Segment Operating Income	$164	$158	4%	$242	$241	—

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	7,939,932	7,631,518	4%	13,092,407	12,650,973	3%
Total	22,750,413	22,190,347	3%	41,503,530	40,320,948	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	95%	92%	3%	112%	94%	18%
Heating degree days	4%	54%	(50%)	42%	85%	(43%)

Number of metered customers—end of period:
Residential	2,152,655	2,106,396	2%	2,152,655	2,106,396	2%
Total	2,429,403	2,377,352	2%	2,429,403	2,377,352	2%

	Natural Gas Distribution

	Quarter Ended June 30,		% Diff Fav/(Unfav)	Six Months Ended June 30,		% Diff Fav/(Unfav)

	2017	2016		2017	2016

Results of Operations:
Revenues	$477	$421	13%	$1,393	$1,316	6%
Natural gas	164	130	(26%)	625	575	(9%)

Gross Margin	313	291	8%	768	741	4%

Expenses:
Operation and maintenance	175	178	2%	368	367	—
Depreciation and amortization	65	60	(8%)	128	119	(8%)
Taxes other than income taxes	36	33	(9%)	71	75	5%

Total	276	271	(2%)	567	561	(1%)

Operating Income	$37	$20	85%	$201	$180	12%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	19	20	(5%)	81	93	(13%)
Commercial and Industrial	57	56	2%	139	142	(2%)

Total Throughput	76	76	—	220	235	(6%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	80%	87%	(7%)	74%	87%	(13%)

Number of customers—end of period:
Residential	3,176,953	3,145,655	1%	3,176,953	3,145,655	1%
Commercial and Industrial	253,559	252,172	1%	253,559	252,172	1%

Total	3,430,512	3,397,827	1%	3,430,512	3,397,827	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2017	2016	Fav/(Unfav)	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$931	$397	135%	$2,127	$836	154%
Natural gas	889	377	(136%)	2,026	798	(154%)

Gross Margin	42	20	110%	101	38	166%

Expenses:
Operation and maintenance	22	17	(29%)	43	27	(59%)
Depreciation and amortization	3	3	—	6	4	(50%)
Taxes other than income taxes	1	—	—	1	1	—

Total	26	20	(30%)	50	32	(56%)

Operating Income	$16	$—	—	$51	$6	750%

Mark-to-market gain (loss)	$6	$(7)	186%	$21	$(16)	231%

Energy Services Operating Data:
Throughput data in BCF	273	199	37%	592	370	60%

Number of customers—end of period	31,275	30,675	2%	31,275	30,675	2%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2017	2016	Fav/(Unfav)	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$3	$4	(25%)	$7	$8	(13%)
Expenses	(3)	—	—	4	3	(33%)

Operating Income	$6	$4	50%	$3	$5	(40%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Capital Expenditures by Segment
Electric Transmission & Distribution	$222	$215	$424	$427
Natural Gas Distribution	139	139	228	228
Energy Services	2	2	4	2
Other Operations	7	2	12	10

Total	$370	$358	$668	$667

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest Expense Detail
Amortization of Deferred Financing Cost	$5	$6	$11	$12
Capitalization of Interest Cost	(2)	(1)	(4)	(3)
Transition and System Restoration Bond Interest Expense	20	23	40	47
Other Interest Expense	74	81	148	164

Total Interest Expense	$97	$109	$195	$220

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$248	$341
Other current assets	2,617	2,582

Total current assets	2,865	2,923

Property, Plant and Equipment, net	12,644	12,307

Other Assets:
Goodwill	867	862
Regulatory assets	2,566	2,677
Investment in unconsolidated affiliate	2,487	2,505
Preferred units—unconsolidated affiliate	363	363
Other non-current assets	253	192

Total other assets	6,536	6,599

Total Assets	$22,045	$21,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$24	$35
Current portion of securitization bonds long-term debt	422	411
Indexed debt	118	114
Current portion of other long-term debt	550	500
Other current liabilities	1,924	2,020

Total current liabilities	3,038	3,080

Other Liabilities:
Accumulated deferred income taxes, net	5,364	5,263
Regulatory liabilities	1,289	1,298
Other non-current liabilities	1,204	1,196

Total other liabilities	7,857	7,757

Long-term Debt:
Securitization bonds	1,638	1,867
Other	5,949	5,665

Total long-term debt	7,587	7,532

Shareholders’ Equity	3,563	3,460

Total Liabilities and Shareholders’ Equity	$22,045	$21,829

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$327	$152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	492	562
Deferred income taxes	95	69
Write-down of natural gas inventory	—	1
Equity in earnings of unconsolidated affiliate, net of distributions	(131)	(91)
Changes in net regulatory assets	(34)	(21)
Changes in other assets and liabilities	(87)	376
Other, net	18	13

Net Cash Provided by Operating Activities	680	1,061
Net Cash Used in Investing Activities	(635)	(467)
Net Cash Used in Financing Activities	(138)	(587)

Net Increase (Decrease) in Cash and Cash Equivalents	(93)	7
Cash and Cash Equivalents at Beginning of Period	341	264

Cash and Cash Equivalents at End of Period	$248	$271

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.